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                                                                    EXHIBIT 10.1

                    AMENDMENT TO CREDIT AGREEMENT AND WAIVER

     THIS AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of the 12th day of September, 2001, by and between STEEL CITY PRODUCTS, INC. a Delaware (the "Borrower") and NATIONAL CITY BANK OF PENNSYLVANIA (the "Bank").

                                   BACKGROUND

     A. The Borrower and the Bank entered into a certain Credit Agreement dated as of July 13, 2001 (as amended, supplemented, replaced or otherwise modified, the "Agreement") pursuant to which the Bank has made a credit facility or facilities available to the Borrower.

     B. The Borrower has requested the Bank to (i) waive a covenant default, and
(ii) revise various other provisions of the Agreement, and the Bank is willing to do so upon the terms and conditions set forth in this Amendment.

     NOW THEREFORE, intending to be legally bound hereby, the parties hereto amend the Agreement and agree as follows:

     Section 1. Capitalized Terms.

     Unless otherwise specified herein, capitalized terms used in this Amendment (including the BACKGROUND above) without definition shall have the same meaning as set forth in the Agreement as amended by this Amendment.

     Section 2. Amendments.

     The Agreement is hereby amended as follows:

     2.1 The last sentence of Section 2.01(a) of the Agreement is hereby amended and restated in its entirety as follows:

         "The Bank's "Revolving Credit Committed Amount" shall be equal to Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000)."

     2.2 The reference to "25 basis points per annum" set forth in Section 2.02(a) of the Agreement is hereby delated and substituted in place thereof is a reference to "35 basis points per annum."

     2.3 Section 2.04(a) of the Agreement is hereby amended and restated in its entirety as follows:
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          "(a) Interest Rate. Subject to the terms and conditions of this
Agreement, the aggregate outstanding principal balance of the Revolving Credit Loans shall bear interest for each day at a rate per annum equal to the Prime Rate plus one and one-half percent (1-1/2%) (the "Interest Rate")."

     2.4 Section 2.09(a) of the Agreement is hereby amended and restated in its entirety as follows:

          "(a) Borrowing Base. The "Borrowing Base" at any time shall mean the sum, at the date of the most recent Borrowing Base Certificate required to be furnished pursuant to Section 2.09(f) hereof, of:

               (i) seventy-five percent (75%) of the Net Value of Eligible Receivables; provided, however, that at no time shall the Net Value of Eligible Receivables due and owing from either of Giant Eagle Stores or Krogers Stores exceed thirty percent (30%) of the total Net Value of Eligible Receivables of the Borrower; and provided further that payments due to the Borrower from Ames Department Stores shall not be Eligible Receivables; and provided further that at no time shall the Net Value of Eligible Receivables due and owing from any other obligor exceed twenty percent (20%) of the total Net Value of Eligible Receivables of the Borrower; plus

               (ii) forty-five percent (45%) of the Net Value of Eligible inventory; provided, however that the portion of the Borrowing Base attributable to Eligible Inventory shall at not time exceed (A) prior to December 1, 2001, fifty-eight percent (58%) of the Borrowing Base and (B) on and after December 1, 2001, fifty percent (50%) of the Borrowing Base."

     2.5 Section 6.01 of the Agreement is hereby amended and restated in its entirety as follows:

          "6.01 Financial Covenants. The EBITDA/Fixed Charges Ratio of the Borrower determined (i) as of the Fiscal Quarter ending November 30, 2001, (ii) as of the two (2) Fiscal Quarters ending February 28, 2002, (iii) as of the three (3) Fiscal Quarters ending May 31, 2002, and (iv) as of each Fiscal Quarter ending August 30, 2002 and thereafter, on a Rolling Four Quarter Basis, each shall not be less than 1.0 to 1.0."

     2.6 Section 6.05 of the Agreement is hereby amended and restated in its entirety as follows:

          "6.05 Loans and investments. The Borrower shall not purchase, own or invest in any stock or other securities of any Person, or all or substantially all of the assets of any Person, or any business or division of any Person (whether in a single or series of related transactions) or make or permit to exist any loans or advances to any Person (including equity investments in any Subsidiary of the Borrower) existing on the Closing Date and set forth on
Schedule 6.05 to this Agreement; provided, however, notwithstanding the foregoing, the Borrower may make payments or distributions (including loans, advances and


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repayments of any kind hereunder but excluding payments for transaction expenses related to entities other than the Borrower) to the Oakhurst Company, Inc. provided such payments or distributions do not exceed $38,000 per month."

     2.7 The following defined terms set forth in Annex A to the Agreement are hereby amended and restated in their entirety as follows:

         "Revolving Credit Maturity Date" shall mean April 1, 2002."

     Section 3. Waiver

     3.1 Waiver of Section 6.01 of the Agreement. The Borrower has informed the Bank that it has violated the EBITDA/Fixed Charges Ratio set forth in Section
6.01 of the Agreement for the fiscal quarter ending August 31, 2001. The Bank agrees to waive the violation of Section 6.01 and the Event of Default related to that violation only for the fiscal quarter ending August 31, 2001.

     3.2 No Other Waivers. The waiver by the Bank herein does not either implicitly or explicitly alter, waive or amend, except as provided herein, the provisions of the Agreement.

     Section 4. Covenants, Representations and Warranties.

     4.1 The Borrower ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Agreement and the other Loan Documents and agrees that it continues to be bound by the terms and conditions thereof as amended by this Amendment; and, the Borrower further commits and affirms that it has no defense, set off or counterclaim against the same. The Agreement and this Amendment shall be construed as complementing each other and as augmenting and not restricting the Bank's rights, and, except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     4.2 The Borrower ratifies, confirms and reaffirms without condition, all liens and security interests granted to the Bank pursuant to the Agreement and the other Loan Documents, if any, and such liens and security interests shall continue to secure the indebtedness and obligations of the Borrower to the Bank under the Agreement, the Note and the other Loan Documents, including, but not limited to, all loans made by the Bank to the Borrower as amended by this Amendment.

     4.3 The Borrower represents and warrants to the Bank that:

         (a) This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms;

         (b) The execution and delivery of this Amendment by the Borrower and the performance and observance of the Borrower of the provisions hereof, do not violate or



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conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower:

         (c) The representations and warranties set forth within Article III of the Agreement continue to be true and correct in all material respects as of the date of the Amendment except those changes resulting from the passage of time; and

         (d) No material adverse change has occurred in the business, operations, consolidated financial condition or prospects of the Borrower since the date of the most recent annual financial statement delivered to the Bank, and no Event of Default or condition which, with the passage of time, the giving of notice or both, could become an Event of Default has occurred and is continuing.

     4.4 The Borrower shall execute or cause to be executed and deliver to the Bank all other documents, instruments and agreements deemed necessary or appropriate by the Bank in connection herewith.

     Section 6. Conditions Precedent.

     5.1 This Amendment shall be effective on the date hereof so long as each of the following conditions has been satisfied:

         (a) No Event of Default shall have occurred and be continuing on the date of this Amendment.

         (b) The representations and warranties set forth within Article III of the Agreement shall continue to be true and correct in all material respects as of the date of this Amendment except those changes resulting from the passage of time only.

         (c) Contemporaneously with the execution hereof, the Borrower shall deliver, or cause to be delivered, to the Bank:

             (i) A certificate of the corporate secretary or assistant secretary of the Borrower, dated the date hereof, certifying (1) that the Articles of Incorporation and By-Laws of the Borrower have not been changed since they were delivered to the Bank, or if there have been any such changes, attaching copies thereof as then in effect and (2) as to true copies of all corporate action taken by the Borrower in authorizing the execution, delivery and performance of this Amendment, and the transactions contemplated thereby;

             (ii) Payment to the Bank on the date hereof of a restructuring fee in the amount of $7,500; and

             (iii) Such other documents, instruments and certificates required by the Bank in connection with the transactions contemplated by this Amendment.


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     5.2  The Bank shall continue to have a first priority lien on and security interest in the Collateral, if any, previously granted to the Bank.

     5.3 All legal details and proceedings in connection with the transactions contemplated in this Amendment shall be satisfactory to counsel for the Bank, and the Bank shall have received all such originals or copies of such documents as the Bank may request.

     Section 6. Miscellaneous.

     6.1 This Amendment shall be construed in accordance with, and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof regarding conflicts of law.

     6.2 Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment amends the Agreement and is not a novation thereof.

     6.3 This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Borrower and the Bank. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

     6.4 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                [THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment to Credit Agreement and Waiver the day and year first above written.


ATTEST:                                 STEEL CITY PRODUCTS, INC.


By: /s/ MICHAEL A. MALINAK              By: /s/ TERRANCE W. ALLAN
   ------------------------------          ---------------------------(SEAL)
Name:  Michael A. Malinak               Name:  Terrance W. Allan
Title: Controller                       Title: President, C.O.O.

               (SEAL)


                                        NATIONAL CITY BANK
                                        OF PENNSYLVANIA


                                        By: /s/ LORI B. SHURE
                                           ---------------------------
                                        Name:  Lori B. Shure
                                        Title: Vice President


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